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                                                                   EXHIBIT 12(a)

                                PULTE HOMES, INC.
                       RATIO OF EARNINGS TO FIXED CHARGES

                                     THREE MONTHS ENDED
                                          MARCH 31,                              YEARS ENDED DECEMBER 31,
                                 -------------------------   -------------------------------------------------------------------
                                     2006         2005           2005          2004          2003         2002          2001(a)
                                 -----------   -----------   -----------   -----------   -----------   -----------   -----------
Earnings:

Income from continuing
 operations before taxes ......  $   417,544   $   346,897   $ 2,277,014   $ 1,592,324   $   994,008   $   722,686   $   493,545
Add:
Fixed Charges .................       69,906        63,599       274,156       231,252       202,716       185,372       137,982
Amortization of Capitalized
 Interest .....................       41,169        30,544       179,585       133,049        78,708        48,697        36,006
Subtract:
Capitalized Interest ..........      (56,624)      (40,664)     (185,792)     (156,056)     (136,308)     (123,086)      (80,399)
Distributions in excess
 (less than) earnings of
 affiliates ...................          864        (4,056)       10,670       (21,625)      (36,186)       (7,716)      (13,546)
                                 -----------   -----------   -----------   -----------   -----------   -----------   -----------
Income as adjusted ............  $   472,859   $   396,320   $ 2,555,633   $ 1,778,944   $ 1,102,938   $   825,953   $   573,588
                                 -----------   -----------   -----------   -----------   -----------   -----------   -----------
Fixed Charges:

Interest expensed and
 capitalized ..................       63,802        58,460       250,026       212,418       186,339       169,255       125,949
Portion of rents representative
 of interest factor ...........        6,104         5,139        24,130        18,834        16,377        16,117        12,033
                                 -----------   -----------   -----------   -----------   -----------   -----------   -----------
Fixed charges .................  $    69,906   $    63,599   $   274,156   $   231,252   $   202,716   $   185,372   $   137,982
                                 -----------   -----------   -----------   -----------   -----------   -----------   -----------
Ratio of earnings to fixed
 charges (b), (c) .............         6.76          6.23          9.32          7.69          5.44          4.46          4.16
                                 ===========   ===========   ===========   ===========   ===========   ===========   ===========

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  Note:  The ratios of earnings to fixed charges set forth above are computed on a total enterprise basis, except for our discontinued thrift operations, Mexico homebuilding operations, and Argentina operations, which have been excluded. Fixed charges include interest incurred and a portion of rent expense, which represents the estimated interest factor and amortization of debt expense.

         (a) Calculations for 2001 include the operations of Del Webb Corporation since July 31, 2001, the date on which our merger with Del Webb Corporation closed.

         (b) In January 2005, the Company sold all of its Argentina operations. For all periods reported, the Argentina operations have been presented as discontinued operations.

         (c) In December 2005, the Company sold substantially all of its Mexico homebuilding operations. For all periods reported, the Mexico homebuilding operations have been presented as discontinued operations.